                   SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE ("Supplemental Indenture") dated as of September 30, 1993, by and between Bank of America National Trust and Savings Association as Trustee ("Trustee"), Pioneer Finance Corp., a Nevada corporation ("Company"), Sahara Casino Partners, L.P., a Delaware limited partnership ("Guarantor"), Pioneer Operating Limited Partnership, a Nevada limited partnership ("Operating Partnership"), Pioneer Hotel Inc., a Nevada corporation ("Successor Operating Company") and Sahara Gaming corporation, a Nevada corporation ("Successor Guarantor").

                           R E C I T A L S

     The Company, Guarantor and Trustee executed an Indenture dated December 1, 1988, as amended December 21, 1990, ("Indenture"), with respect to $120,000,000 principal amount of the Company's 13-1/2% First Mortgage Bonds Due December 1, 1998 ("Bonds"). The Bonds are guaranteed by the Guarantor ("Guarantee").

     The Bonds and Company's obligations under the Indenture are secured by the real and personal property described in or from time to time subject to the Mortgage and the other Mortgage Documents.

     Pursuant to that certain Agreement and Plan of Reorganization ("Reorganization") dated September 30, 1993, among Guarantor, Sahara Resorts, a Nevada corporation ("Sahara Resorts"), Successor Guarantor and Sahara Merger Corp., a Nevada corporation, Guarantor will merge into Successor Guarantor, as a result of which Successor Guarantor will be the surviving entity. The Company will remain a wholly-owned subsidiary of Sahara Resorts.

     As a part of the Reorganization, it is contemplated that the Operating Partnership will merge into Successor Operating Company.

     Following the Reorganization, Successor Operating Company will be wholly-owned by Successor Guarantor, and Successor Operating Company will own and be licensed to operate the Pioneer Hotel & Gambling Hall.

     The Successor Operating Company and Successor Guarantor have requested that the Trustee execute this Supplemental Indenture.

     The Trustee is willing to execute this Supplemental Indenture pursuant to the terms and conditions of the Indenture.

    The Guarantor, Successor Guarantor, Operating Partnership, Successor Operating Company and Company, pursuant to an Officer's Certificate, have represented to Trustee that no Change in Control shall occur as a consequence of the Reorganization and that consummation of the Reorganization does not require the consent of the lessor under the Pioneer Ground Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties further agree as follows:

                                 AGREEMENT

A.  DEFINED TERMS.

     Any capitalized terms that are not expressly defined in this Second Supplemental Indenture shall have the meaning provided in the Indenture.

B.  ASSUMPTION BY SUCCESSOR OPERATING COMPANY.

     The Successor Operating Company hereby expressly assumes the due and punctual payment of all amounts due under the Note and the due and punctual performance and observance of every other covenant, condition and obligation to be performed or observed by the Operating Partnership under the Mortgage Documents and the Pioneer Ground Lease (the foregoing includes, without limitation, acknowledgment of the pledge and assignment effected by the Assignment Agreement). As a result of the Reorganization, the Successor Operating Company shall own all of the properties and assets (both tangible and intangible) constituting the Trust Estate (including, without limitation, all of the properties and assets constituting the Hotel-Gambling Hall and all of the Operating Partnership's estate, right, title and interest in, to and under the Pioneer Ground Lease), subject only to Permitted Encumbrances, and hold all Permits required for the ownership and operation of the Hotel-Gambling Hall.

C. ASSUMPTION BY SUCCESSOR GUARANTOR.

     The Successor Guarantor hereby expressly assumes the due and punctual payment of all amounts due under the Guarantees and the due and punctual performance and observance of every other covenant, condition and obligation to be performed or observed by the Guarantor under the Guarantees and the Indenture, including Article Thirteen. The Successor Guarantor expressly acknowledges and agrees that its obligations under Article Thirteen of the Indenture and under the Guarantees endorsed on the Bonds shall remain in full force and effect following the Reorganization and shall apply with respect to Successor Guarantor as if Successor Operating Company had been named as the "Operating Partnership" in the definition of such term in Section 101 of the Indenture. As a result of the Reorganization, the Successor Guarantor shall own all Permits (i) required for the ownership and operation of the Hotel-Gambling Hall and each other hotel and gaming facility in which it may own an interest or which it may operate, directly or indirectly, or (ii) required for it to own, directly or indirectly, an interest in the Successor Operating Company or any other Person that owns or operates a hotel or gaming facility.


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

D. EXECUTION BY TRUSTEE.

     The Trustee executes this Supplemental Indenture in accordance with the terms of the Indenture; provided, however, that such execution is conditioned upon the satisfaction of all the terms and conditions contained herein, and that such execution shall not constitute a waiver of any of the terms and conditions set forth in the Indenture or other Mortgage Documents regarding any future consolidation, merger, conveyance or transfer other than in connection with the Reorganization.

     All of the collateral shall remain and continue in all respects subject to the Lien of the Mortgage Documents and the Indenture, and nothing herein contained or done pursuant hereto, shall affect or be construed to affect the Lien of the Mortgage Documents on all or any portion of the Trust Estate, or the priority thereof over other liens and encumbrances or conveyances, or the rights and powers of the Trustee and the Holders of the Bonds. The Assignment Agreement shall remain and continue to constitute the valid present assignment to the Trustee of all of the Company's right, title and interest in and to the Assigned Properties, and the Successor Operating Company will succeed, directly or indirectly, to all of the assets and liabilities of the Operating Partnership, including its interest as lessee under the Pioneer Ground Lease.

E.  INDEMNIFICATION.

     Successor Guarantor agrees to defend, indemnify and hold Trustee and its officers, employees and agent harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss, including reasonable attorneys' fees, consultant fees, and expert fees which may arise due to any breach of Trustee's fiduciary responsibilities under the Indenture as a result of the Trustee's execution of this Second Supplemental Indenture.

F. Except as otherwise amended, modifies or supplemented by this Second Supplemental Indenture, the Indenture, the Mortgage Documents, Environmental Indemnity Agreement and Environmental Assignment Agreement shall continue in full force and effect and are enforceable in accordance with their terms.

G.   This Supplemental Indenture may be executed in counterparts.

H. The Trustee assumes no responsibility for the correctness of the recitals herein.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

         "Trustee"                                     "Company"

BANK OF AMERICA NATIONAL TRUST                     PIONEER FINANCE CORP.,
AND SAVINGS ASSOCIATION, as Trustee                A Nevada corporation

By:                                              By: /s/ Paul W. Lowden
    -----------------------------                   ----------------------

Its:                                             Its:
    -----------------------------                   ----------------------


       "Guarantor"                                 "Operating Partnership"

SAHARA CASINO PARTNERS, L.P.,                    PIONEER OPERATING LIMITED
a Delaware limited partnership                   PARTNERSHIP, a Nevada
                                                 limited partnership

By: /s/ Paul W. Lowden                            By: /s/ Paul W. Lowden
    -----------------------------                   ----------------------

Its:                                             Its:
    -----------------------------                   ----------------------


   "Successor Operating Company"                     "Successor Guarantor"

      PIONEER HOTEL, INC., a                       SAHARA GAMING CORPORATION,
      Nevada corporation                           a Nevada corporation

By: /s/ Paul W. Lowden                            By: /s/ Paul W. Lowden
    -----------------------------                   ----------------------

Its:                                             Its:
    -----------------------------                   ----------------------

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